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EXHIBIT 5.1

Deloitte LLP 700, 850 2 Street SW Calgary, AB T2P 0R8 Canada Tel: 403-267-1700 Fax: 587-774-5379 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-216844 on Form F-10 of our reports dated February 24, 2017 relating to the consolidated financial statements of Enerplus Corporation and subsidiaries ("Enerplus") and the effectiveness of Enerplus' internal control over financial reporting, appearing in the Annual Report on Form 40-F of Enerplus for the year ended December 31, 2016.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
March 28, 2017

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  EXHIBIT 5.1
Consent of Deloitte LLP